UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 13, 2016

Date of report (date of earliest event reported)

Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Registered Public Accounting Firm

On December 13, 2016, the Audit Committee of the Board of Directors of Digi International Inc. dismissed PricewaterhouseCoopers LLP, which had been serving as our independent registered public accounting firm.

The reports of PricewaterhouseCoopers LLP on our consolidated financial statements as of and for the past two years ended September 30, 2016 and September 30, 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent years ended September 30, 2016 and September 30, 2015 and the subsequent interim period through and including December 13, 2016, there were no disagreements between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on the financial statements for such years.

During the two most recent years ended September 30, 2016 and September 30, 2015 and the subsequent interim period through and including December 13, 2016, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in our internal control over financial reporting disclosed in our Form 10-K for the year ended September 30, 2016. As disclosed in the Form 10-K, we did not design effective controls to identify and maintain segregation of duties between the ability to create and post manual journal entries to the general ledger system for a key accounting individual as we moved locations at one of our subsidiaries, impacting the accuracy and completeness of all key accounts and disclosures at our German subsidiary. Specifically, the individual was assigned system access to both prepare and post journal entries, while holding responsibility for review of certain monthly account reconciliations, without his entries being subject to an independent review. Our Audit Committee discussed the subject matter of this reportable event with PricewaterhouseCoopers LLP. We authorized PricewaterhouseCoopers LLP to respond fully and without limitation to all requests of Grant Thornton LLP concerning all matters related to the audited period by PricewaterhouseCoopers LLP, including with respect to the subject matter of the reportable event.

We provided PricewaterhouseCoopers LLP with a copy of the disclosures required by Item 304 of Regulation S-K contained in this Current Report on Form 8-K and requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers LLP agrees with the above statements made by us in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of PricewaterhouseCoopers LLP’s letter, dated December 16, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	New Independent Registered Public Accounting Firm

On December 13, 2016, the Audit Committee approved the engagement of Grant Thornton LLP, effective December 14, 2016, to audit our financial statements for the year ending September 30, 2017. The decisions were recommended and approved by the Audit Committee following a consideration of auditor rotation with a process that commenced in April 2016 and involved consideration of multiple proposals.

During the two most recent years ended September 30, 2016 and September 30, 2015 and the subsequent interim period through and including December 13, 2016, we did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP, dated December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 16, 2016

DIGI INTERNATIONAL INC.

By:	/s/ David H. Sampsell
David H. Sampsell
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing
16.1	Letter from PricewaterhouseCoopers LLP, dated December 16, 2016	Furnished Electronically